EXHIBIT 3.5

BYLAWS
OF
ROYALE MERGER SUB, INC.

ARTICLE 1
 OFFICES
1.01.          Principal Offices.  The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.  If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of California.
1.02.          Other Offices.  The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.
ARTICLE 2
 MEETINGS OF SHAREHOLDERS
2.01.          Place Of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.
2.02.          Annual Meetings Of Shareholders.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.
2.03.          Special Meetings.
a.          A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, the Secretary or by one or more shareholders holding shares in the aggregate entitled to cast not less than 25% of the votes at any such meeting.
b.          If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, or the Secretary of the corporation.  The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with Section 2.04, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the
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request.  If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this subsection shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
2.04.          Notice Of Shareholders’ Meetings. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, must be given to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears or is given, notice must be addressed to the place where the principal executive office of the corporation is located or notice may be given by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the Secretary shall be prima facie evidence of the giving of the notice.
2.05.          Quorum.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, not-with-standing the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
2.06.          Voting.
a.          The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.09, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).  Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at any election and before the voting begins.  Any shareholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting on any matter (other than the election of directors), provided that the shares voting affirmatively must also constitute at least a majority of the required quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the articles of incorporation.
b.          At a shareholders’ meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes
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greater than the number of the shareholder’s shares) unless such candidate or candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
2.07.          Waiver Of Notice Or Consent By Absent Shareholders.
a.          The transactions of any annual or special shareholders’ meeting, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
b.          Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.
2.08.          Shareholder Action By Written Consent Without A Meeting.  Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not created by removal and not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.
2.09.          Record Date For Shareholder Notice, Voting, And Giving Consents.
a.          For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than twenty (20) days prior to the date of any such meeting nor more than sixty (60) days prior to such action without a meeting, and in such case only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the
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record date fixed as aforesaid, except as otherwise provided in the California General Corporation Law.
b.          If the Board of Directors does not so fix a record date:
i.          The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice if given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
ii.          The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (A) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (B) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.
2.10.          Proxies.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by a written proxy signed by the person and filed with the Secretary of the corporation.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it or by attendance at the meeting and voting in person by; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Corporations Code of California.
ARTICLE 3
 DIRECTORS
3.01.          Powers.  Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
3.02.          Number, Tenure, Qualification, and Election Of Directors. The initial Board of Directors shall consist of one (1) person.  Directors, other than the first Board of Directors, shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting and each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.  The first Board of Directors shall hold office until the first annual meeting of shareholders.
3.03.          Vacancies.  Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares represented and voting at
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a duly held meeting at which a quorum is present, or by the written consent of holders of all outstanding shares entitled to vote.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.
3.04.          Place Of Meetings And Telephonic Meetings.  Meetings of the Board of Directors may be held at any place within or without the State that has been designated from time to time by resolution of the Board of Directors.  In the absence of such designation, meetings shall be held at the principal executive office of the corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.
3.05.          Board Meetings.
a.          Immediately following each annual meeting of shareholders, the Board of Directors shall hold an annual meeting for the purpose of organization, any desired election of offices and the transaction of other business.  Notice of this meeting shall not be required
b.          Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors.  Such regular meetings may be held without notice.
c.          Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or any two directors.  Notice shall be hand delivered or sent by mail,  telegram, telecopy, or electronic mail transmission to the last known address of each director at least three (3) days before the meeting.  Oral notice may be substituted for such written notice if given not later than one (1) day before the meeting.  The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.
3.06.          Dispensing With Notice.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
3.07.          Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
3.08.          Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall
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individually or collectively consent in writing to such action.  Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.
ARTICLE 4
 OFFICERS
4.01.          Officers.  The officers of the corporation shall be a President, a Treasurer and a Secretary.  The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.04.  Any number of offices may be held by the same person.
4.02.          Powers and Duties. The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board of Directors.  In absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purpose to this corporation.
4.03.          Election Of Officers.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.04, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
4.04.          Subordinate Officers, Etc.  The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.
4.05.          Removal And Resignation Of Officers.
a.          Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
b.          Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
4.06.          Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
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ARTICLE 5
 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
5.01.          The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the maximum extent permitted by such law.  For purposes of this Section 5.01, a “director” or “officer” of the corporation includes any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.  The Board of Directors may in its discretion provide by resolution for such indemnification of, or advance of expenses to, other agents of the corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation law.
ARTICLE 6
 RECORDS AND REPORTS
6.01.          Maintenance And Inspection Of Bylaws.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.
6.02.          Maintenance And Inspection Of Other Corporate Records.  The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder, at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.
6.03.          Inspection By Directors.  Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations.  Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.
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6.04.          Annual Statement Of General Information.  The corporation shall biennially during the applicable filing period, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth information required by Section 1502 of the California General Corporation Law.
ARTICLE 7
 GENERAL CORPORATE MATTERS
7.01.          Checks, Drafts, Evidences Of Indebtedness.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
7.02.          Corporate Contracts And Instruments; How Executed.  The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
7.03.          Certificates For Shares.  Shares may be held in certificated or uncertificated form.  Certificates may be issued for all shares to which shareholders are entitled, in such form as may be determined by the board of directors.  All certificates shall be signed in the name of the corporation by the Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
7.04.          Lost Certificates.  Except as provided in this Section 7.04, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time.  The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
7.05.          Representation Of Shares Of Other Corporations.  The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors by any of the foregoing designated officers, is authorized to vote on behalf of the
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corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation.  The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.
ARTICLE 8
 AMENDMENTS
8.01.          Amendment to Bylaws.  These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board. The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.
ARTICLE 9
 GENERAL
9.01.          Governing Law.  This corporation is organized under the provisions of the California General Corporation Law.  The corporate affairs of this corporation shall be governed by and conducted in accordance with the provisions of the California General Corporation Law, as the same presently exist and are from time to time hereafter amended or superseded, except in those instances where the articles of incorporation or bylaws of this corporation, now or through amendment hereafter, may adopt alternative rules which are permissible under the California General Corporation Law.  Any provision (or portion thereof) in these bylaws which is not permissible under the California General Corporation Law or is inconsistent with the articles of incorporation of this corporation (as they may from time to time be amended and supplemented) is void, but the balance of these bylaws shall nevertheless be valid and effective.
9.02.          Construction And Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Royale Merger Sub, Inc. Bylaws